SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /    Preliminary proxy statement
         /X/    Definitive proxy statement
         / /    Definitive additional materials
         / /    Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


                       AMERICAN MEDICAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                                  LEONARD CARR
--------------------------------------------------------------------------------
                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

         /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(j)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


--------------------------------------------------------------------------------


         (4)  Proposed maximum aggregate value of transaction:


--------
 (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:



--------------------------------------------------------------------------------


         (2)      Form, schedule or registration statement no.:



--------------------------------------------------------------------------------


         (3)      Filing party:



--------------------------------------------------------------------------------


         (4)      Date filed:



--------------------------------------------------------------------------------

                       AMERICAN MEDICAL TECHNOLOGIES, INC.
                                 5847 SAN FELIPE
                                    SUITE 900
                              HOUSTON, TEXAS 77057
                                 (713) 783-8200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1997

            The Annual Meeting (the "Meeting") of Stockholders of American Medical Technologies, Inc. (the "Company") will be held at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Tuesday, July 15, 1997, at 10:00 A.M., Central Daylight Time. The purposes of the Meeting are to vote upon:

            1. The election of four directors to hold office until the next Annual Meeting in 1998 or until their successors have been elected and qualified;

            2. Approval of a proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from "American Medical Technologies, Inc." to "Tidel Technologies, Inc.";

            3.          Approval of the Company's 1997 Long-Term Incentive Plan;

            4.          The  selection of KPMG Peat Marwick LLP as the Company's
                        independent   auditors   for  the  fiscal   year  ending
                        September 30, 1997; and

            5. Such other business as may properly come before the Meeting and any adjournment thereof.

            The Board of Directors fixed the close of business on Tuesday, June 10, 1997, as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Meeting will be available at the offices of the Company, 5847 San Felipe, Suite 900, Houston, Texas 77057, for not less than ten days prior to the Meeting.

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROXY WILL NOT BE VALID UNLESS IT IS RECEIVED AT THE OFFICE OF HARRIS TRUST AND SAVINGS BANK, c/o HARRIS TRUST COMPANY OF NEW YORK, 77 WATER STREET, 4TH FLOOR, NEW YORK, NEW YORK 10005, PRIOR TO THE DATE FIXED FOR THE MEETING. MAILING YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND IN PERSON OR VOTE AT THE MEETING.


                                      James T. Rash
                                      Chairman and
                                      Chief Executive Officer

June 23, 1997

                       AMERICAN MEDICAL TECHNOLOGIES, INC.
                                 5847 SAN FELIPE
                                    SUITE 900
                              HOUSTON, TEXAS 77057
                                 (713) 783-8200

                                 PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Medical Technologies, Inc., a Delaware corporation (the "Company") of proxies in the accompanying form to be used at the Annual Meeting (the "Meeting") of Stockholders of the Company to be held on July 15, 1997, and any adjournment thereof. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders were mailed to stockholders on or about June 23, 1997. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

MEETING OF STOCKHOLDERS

The Meeting will be held at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Tuesday, July 15, 1997, at 10:00 A.M., Central Daylight Time.

RECORD DATE AND VOTING

The Board of Directors fixed the close of business on Tuesday, June 10, 1997, as the record date (the "Record Date") for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting. Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting. On the Record Date there were 14,636,379 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

PURPOSES OF THE MEETING

The purposes of the Meeting are to vote upon (i) the election of four directors for the ensuing year (ii) approval of a proposed amendment to the Company's Certificate of Incorporation to change the name of the Company from "American Medical Technologies, Inc." to "Tidel Technologies, Inc."

(iii) approval of the Company's 1997 Long-Term Incentive Plan (iv) the selection of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending September 30, 1997 and (v) such other business as may properly come before the meeting and any adjournment thereof.

QUORUM AND REQUIRED VOTE

The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting accompanying this Proxy Statement and any other proposals which may properly come before the Meeting. In the tabulation of votes, proxies marked "abstain" will be counted for the purposes of determining the presence of a quorum and for calculating the number of shares represented at the Meeting but will not be counted as either affirmative votes or negative votes. So-called broker "non-votes" (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners) will be deemed to be abstentions and counted solely for quorum purposes.

PROXIES

A stockholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Assistant Secretary of the Company or by giving a later dated proxy at any time before voting.

On the matters coming before the Meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for director listed in this Proxy Statement, FOR the name change of the Company, FOR the Long-Term Incentive Plan and FOR the selection of KPMG Peat Marwick LLP as the Company's independent auditors, all as referred to in Items 1, 2, 3 and 4, respectively, in the Notice of Annual Meeting of Stockholders and as described in this Proxy Statement.

The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement, the management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

SUBSTITUTED PROXIES

The persons named in the accompanying form of proxy have been selected by the Company's management to act as proxies. A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A STOCKHOLDER) TO REPRESENT HIM AT THE MEETING MAY DO SO, EITHER BY: (a) striking out the printed names and inserting the desired person's name in the blank space directly above the names so stricken or (b) by completing another proper form of proxy.

COSTS OF SOLICITATION

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph. No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.


                          ITEM 1: ELECTION OF DIRECTORS

The Company has one class of directors serving one year terms. Directors elected at the Meeting will serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

Set forth below are the names and ages of the nominees for directors, their principal occupations at present and for the past five years and certain directorships held by each. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any directors or executive officers. Each of the nominees is currently serving as a director of the Company.

                                              All Offices                                  Director
        Name                  Age             with the Company                              Since
------------------------      ---       ----------------------------------------       --------------
James T. Rash                  56       Chairman, Chief Executive and                      11/11/87
                                        Financial Officer, and Director


James L. Britton, III          61       Director                                           12/03/90
Jerrell G. Clay                55       Director                                           12/03/90
Mark K. Levenick               37       Director, Chief Operating                          03/28/95
                                        Officer, and President of the operating
                                        subsidiaries

BUSINESS BACKGROUNDS

The following is a summary of the business background and experience of each of the persons named above:

JAMES T. RASH joined the Company in July 1987 and served as Chief Financial Officer and as a Director until February 14, 1989. Since that time he has served continuously as Chairman of the Board of Directors and Chief Executive Officer, and he currently serves as Chief Financial Officer.

He was also Chairman and Chief Executive Officer of 3CI Complete Compliance Corporation from the date of its acquisition by the Company until February 1994. Mr. Rash holds a Bachelor of Business Administration degree from the University of Texas.

JAMES L. BRITTON, III for more than the past 5 years has managed his own investments. Mr. Britton holds a Bachelor of Business Administration degree from the University of Texas.

JERRELL G. CLAY is the Chief Executive Officer of III Mark Financial, Inc., an independent life insurance marketing organization, and for more than the preceding five years served as President of one of its predecessors. Mr. Clay is also a member of the Management Advisory Committee of Protective Life Insurance Company of Birmingham, Alabama and is President of the Houston chapter of CLU/ChFc.

MARK K. LEVENICK is the Chief Operating Officer of the Company, President of the operating subsidiaries and has been an executive with the Company's wholly owned subsidiary, Tidel Engineering, Inc. and its predecessors and affiliates for more than the preceding 5 years. He holds a B.S. degree from the University of Wisconsin at Whitewater.

DIRECTOR COMPENSATION

Directors of the Company receive $1000 per meeting as compensation for their services as members of the Board of Directors. Directors who serve on board committees receive $500 per committee meeting. In addition thereto, in May 1996 the directors were granted 50,000 warrants each for the purchase of the Company's common stock at an exercise price of $1.00 per share.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has established an Audit Committee and a Compensation Committee. The Committees are composed of Messrs. Britton and Clay, both of whom are independent, non-officer directors. The Audit Committee is charged with reviewing the Company's financial statements, the scope and performance of the audit and nonaudit services provided by the Company's independent auditors and overseeing the Company's internal accounting procedures. The Compensation Committee administers the Company's 1989 Stock Option Plan and, if approved by the stockholders, the 1997 Long-Term Incentive Plan, and reviews, evaluates and makes recommendations to the Board with respect to such matters as the payment of direct salaries, benefits and incentive compensation to the Company's executive officers and the senior management personnel of the subsidiaries.

During the fiscal year ended September 30, 1996, the Audit Committee and the Compensation Committee each held two meetings. During said fiscal year, the Board of Directors held a total of two meetings.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

The following table sets forth as of June 10, 1997, the number of shares of Common Stock beneficially owned by (i) the only persons known to the Company to be the beneficial owners of more than 5% of its voting securities (ii) each current director and executive officer of the Company individually and (iii) by all current directors and the executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective holders and contained in the Company's records. Unless otherwise indicated, the address of each 5% stockholder listed below is 5847 San Felipe, Suite 900, Houston, Texas 77057.

                                            Name and Address          Amount and Nature of
       Title of Class                      Of Beneficial Owner        Beneficial Ownership        Percent of Class (1)
------------------------------         -------------------------      ----------------------      ---------------------

Common Stock                           Alliance Developments              1,437,362                     9.8%
                                       One Yorkdale Road
                                       Suite 510
                                       North York, Ontario
                                       M6A 3A1


Common Stock                           James L. Britton, III                923,500  (2)                6.3%
                                       3272 Westheimer, #3
                                       Houston, Texas 77098

Common Stock                           James T. Rash                        630,000  (3)(4)             4.3%


Common Stock                           Jerrell G. Clay                      300,000  (2)                2.2%


Common Stock                           Mark K. Levenick                     283,334  (5)                1.9%



Common Stock                           Directors and Executive Officers   2,136,834  (6)               14.6%
                                        as a group (4 persons)

---------------------------

(1) Based upon 14,636,379 shares outstanding as of June 10, 1997. Each beneficial owner named below exercises sole voting and dispositive power with respect to the shares beneficially owned.

(2)         Includes 100,000 shares of Common Stock subject to warrants.

(3) Includes 180,000 shares of Common Stock subject to options and warrants.

(4) 200,000 shares are being held in escrow, the release therefrom being subject to the direction and determination of the Vancouver Stock Exchange or the British Columbia Superintendent of Brokers, based upon the financial condition of the Company and other matters.

(5) Includes of 183,334 shares of Common Stock subject to options and warrants.

(6) Includes an aggregate of 463,334 shares of Common Stock subject to options and warrants. Does not include 100,000 warrants held by Mr. Jerome L. Murtaugh. Mr. Murtaugh served as a director until his death on June 16, 1997.

                             EXECUTIVE COMPENSATION

The following table sets forth the amount of all cash and other compensation paid by the Company for services rendered during the fiscal years ended
September 30, 1996, 1995 and 1994 to James T. Rash, the Chairman of the Board and Chief Executive Officer ("CEO"), and the other compensated executive officers of the Company whose salary and bonus exceeded $100,000 (two individuals, the "named executive officers") during such fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM
                                                                                ANNUAL COMPENSATION
                                      ANNUAL COMPENSATION                           COMPENSATION
                                     -------------------------------------------    ------------

NAME AND PRINCIPAL POSITION          YEAR              SALARY            BONUS          OPTIONS
---------------------------          ----              ------            -----          -------

James T. Rash                        1996              $182,292          $    --             --
Chief Executive and                  1995              $182,292          $40,000             --
Financial Officer                    1994              $177,740          $    --             --

Mark K. Levenick                     1996              $150,000          $90,000             --
Chief Operating Officer              1995              $120,000          $62,500         50,000
and President of the                 1994              $120,000          $44,885             --
Operating subsidiaries

Michael F. Hudson                    1996              $105,808          $63,000             --
Senior Vice President -              1995              $ 99,808          $ 5,000             --
Sales and Marketing                  1994(1)           $195,632          $    --             --

(1)   Includes sales commissions of $100,786.


No options were granted or exercised by the CEO or the named executive officers during the fiscal year ended September 30, 1996. The table set forth on the following page reflects the number of options exercisable by the respective optionees and the respective valuations at September 30, 1996.

                     OPTIONS EXERCISABLE AND RELATED VALUES
                               SEPTEMBER 30, 1996

                                      Number of Unexercised Options at          Value of Unexercised in-the-Money Options at
                                               September 30, 1996                            September 30, 1996
                                                   Shares                                       $(1)
                                      --------------------------------          --------------------------------------------

      Name                  Exercisable        Unexercisable         Exercisable                  Unexercisable
      ----                  -----------        -------------         -----------                  -------------

James T. Rash                   80,000             --                 $ 40,000                      $   --

Mark K. Levenick                66,666            33,334              $ 49,062                      $ 34,375

Michael F. Hudson               16,666            33,334              $ 17,187                      $ 34,375

(1) Based on the closing price of a share of Common Stock on September 30, 1996 of $2.19 as reported on the Nasdaq Stock Market.


                            COMMON STOCK PERFORMANCE

The following graph compares the total cumulative return on the Company's Common Stock during the five fiscal years ended September 30, 1996 with the cumulative return on the Nasdaq Stock Market and the peer groups as described below.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                      AMERICAN MEDICAL TECHNOLOGIES, INC.,
                    PEER GROUP INDEX AND NASDAQ MARKET INDEX

                                                                      September 30,
                                  ------------------------------------------------------------------------------------------
                                   1992(1)           1993              1994             1995                     1996
                                  ----------       --------         ----------       -------------      -------------------

American Medical Technologies,
Inc.                                104.08%          61.22%             34.69%          34.69%                   71.43%

Peer Group A (2)                     97.13%         163.35%            205.30%         257.41%                  214.62%

Peer Group B (3)                     83.29%          68.42%             70.21%          73.53%                   85.19%

NASDAQ Market Index                  93.68%         121.84%            128.93%         156.54%                  182.76%

-------------------

(1) Assumes $100 invested on September 30, 1991 and no dividends paid in any year thereafter.

(2) Peer group consists of companies utilizing the category for Fabricated Metal Products Not Elsewhere Classified, SIC 3499. The Company has utilized this category since October 1, 1992.

(3)      Peer  group   consists  of   companies   utilizing   the  category  for
         Environmental Management Firms, SIC 4953. The Company has utilized this category from October 6, 1991 to February 7, 1994.

                        REPORT OF COMPENSATION COMMITTEE

The Committee's goal is to establish a motivational compensation plan for executives that will enable the Company to attract and retain those individuals deemed most qualified to improve and enhance its future performance. To this end, the Committee has set, and recommends that the Board adopt, the specific performance goals upon which executive compensation is to be based and determined. In deriving such performance goals, the Committee gave effect to such factors as level of responsibility, the Company's general growth, improved financial condition, compensation of executives at comparable companies and other relevant factors. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock (in addition to the opportunity to earn cash bonuses), the best interests of stockholders and executives will be closely aligned

We believe executive compensation should be tied to benefits directly accruing to stockholders from positioning the Company to grow through mergers and acquisitions, increases in stockholders' equity and improved operating results. As indicated in the discussion above, the Committee firmly believes that the Company's executive compensation programs should be first and foremost based on financial performance and returns to stockholders. The recommended compensation levels of the Company's Chief Executive Officer and Chief Operating Officer are based on these two factors.

During the past year, the firm of KPMG Peat Marwick LLP was retained to perform a comprehensive review of the base, short-term and long-term compensation for the senior management personnel of the operating subsidiaries. A formal report was submitted by KPMG and the recommendations therein were accepted and placed into effect for base and short-term compensation. A summary of the provisions of the 1997 Long-Term Incentive Plan, as recommended by KPMG, is set forth elsewhere herein. The Company is seeking shareholder approval for such plan. The 1997 Long-Term Incentive Plan is designated to qualify under Section 162(m) of the Internal Revenue Code, as amended. The Company does not currently intend to pay compensation in excess of $1,000,000 to the CEO or any named executive officer in a fiscal year.


Dated:  June, 1997
                                                Compensation Committee

                                                Jerrell G. Clay, Chairman
                                                James L. Britton, III

                              EMPLOYMENT AGREEMENTS

None of the executive officers of the Company or its subsidiaries have employment agreements with the Company. The Company expects to enter into employment agreements with the senior management personnel of the operating subsidiaries during the fiscal year ending September 30, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. J. L. Murtaugh served as a director and counsel to the Company until his death June 16, 1997. During the fiscal year ended September 30, 1996, he received legal fees from the Company aggregating $72,000. During the period from October 1, 1996 through June 15, 1997, he received legal fees aggregating $51,000.

The Company provided certain administrative and clerical services to two entities with whom James T. Rash, Chairman of the Board and CEO of the Company, serves as a director. Fees earned by the Company from these entities totaled $144,000 for the year ended September 30, 1996.


            ITEM 2: APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM "AMERICAN MEDICAL TECHNOLOGIES, INC." TO "TIDEL TECHNOLOGIES, INC."

The Board of Directors has approved an amendment to Article 1 of the Company's Certificate of Incorporation to change the name of the Company from "American Medical Technologies, Inc." to "Tidel Technologies, Inc." The Company believes the name change represents the final step of the Company's transition from a medical services company into a developer and manufacturer of automated teller machines and cash security systems. The Company believes Tidel Technologies more accurately reflects its new business direction and eliminates any confusion about its line of business. The Board of Directors therefore recommends that stockholders consider and approve a proposal to amend Article 1 of the Certificate of Incorporation. The text of the proposed amendment is as follows:

                        "1. The name of the Corporation is TIDEL TECHNOLOGIES, INC. and the name under which it was formed was AMERICAN MEDICAL TECHNOLOGIES, INC."

If the proposed amendment is approved, a Certificate of Amendment amending the Certificate of Incorporation will be filed with the office of the Secretary of State of the State of Delaware as promptly as practicable thereafter and the name change would become effective on the date of such filing.

REQUIRED VOTE

The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at a meeting of stockholders, in person or by proxy, is required for approval of the proposed amendment to the Company's Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. BROKER NON-VOTES AND PROXIES MARKED "ABSTAIN" WITH RESPECT TO THIS PROPOSAL WILL BE COUNTED TOWARDS A QUORUM. ABSTENTIONS WILL BE COUNTED AS A VOTE AGAINST THIS PROPOSAL AND BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER THIS PROPOSAL HAS BEEN APPROVED.


              ITEM 3: APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN


The Company has adopted the new 1997 Long-Term Incentive Plan (the "1997 Plan") and reserved for issuance under the 1997 Plan 1,000,000 shares of the Company's Common Stock thereunder, subject to the approval of the Company's stockholders. The 1997 Plan will become effective upon stockholder approval.

The 1997 Plan was adopted by the Board in order to (i) increase incentive and to encourage stock ownership on the part of key employees and certain non-employee directors of the Company and its affiliates, (ii) align the interests of key employees and certain non-employee directors with those of the Company's stockholders and (iii) attract and retain the services of outstanding individuals, upon whose judgment, interest and special effort the Company's success is largely dependent.

GENERAL

The 1997 Plan is administrated by a committee of the Board of Directors consisting of not less than two independent, non-officer directors (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. At present, the Committee is made up of Messrs. Britton and Clay.

The 1997 Plan gives the Committee authority to either award options to purchase shares of Common Stock, award stock appreciation rights, award restricted stock or award performance shares of Common Stock to be paid to participants on the achievement of certain performance goals set by the Committee with respect to each participant (collectively "Incentive Awards"). Options awarded under the 1997 Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options, as determined by the Committee.

The Committee has all powers and discretion necessary and appropriate to administer the 1997 Plan and to control its operation, including, without limitation, the power to (i) determine which employees shall be granted Incentive Awards, (ii) determine which non-employee directors shall be granted non-qualified stock options, (iii) interpret the 1997 Plan and the Incentive Awards, (iv) prescribe the terms and conditions of the Incentive Awards, (v) adopt rules for the administration, interpretation and application of the 1997 Plan and (vi) interpret, amend or revoke any such rules. All determinations and decisions made by the Committee pursuant to the provisions of the 1997 Plan are final, conclusive and binding.

The Board may, in its discretion, alter, amend or terminate the 1997 Plan or any part thereof, at any time and for any reason. However, to the extent required by the 1997 Plan or required to maintain the 1997 Plan's qualification under Rule 16b-3 under the 1934 Act or Section 162(m) of the Code, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension nor termination of the 1997 Plan shall, without the consent of the participant, alter or impair any rights or obligations under any award previously granted.

STOCK SUBJECT TO THE 1997 PLAN

The maximum number of shares of the Company's Common Stock which may be awarded under the Company's 1997 Plan is 1,000,000 shares. If an Incentive Award is canceled, terminates, expires or lapses for any reason, the shares of stock which were subject to such Incentive Award are returned to the 1997 Plan and become available for future Incentive Awards under the 1997 Plan.

ELIGIBILITY

The 1997 Plan provides that awards of Incentive Awards may be granted to employees (including officers and directors who are also employees) of the Company and its affiliates, including corporations controlling, controlled by or under common control with the Company. Awards of incentive stock options, however, may only be made to employees of the Company or its subsidiaries (generally, corporations which are at least 50% owned by the Company). Non-employee directors of the Company and its affiliates, including corporations controlling, controlled by or under common control with the Company are only eligible for Incentive Awards of non-qualified stock options. The Committee selects the participants and determines the number of shares subject to each Incentive Award. The 1997 Plan prohibits a single participant from receiving awards of Incentive Awards covering more than 100,000 shares during any single fiscal year.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

AWARD AGREEMENT. The terms of stock option and stock appreciation right awards under the 1997 Plan are determined by the Committee. Each award is evidenced by a written agreement between the Company and the person to whom the award is made. The award agreement will specify the option price, the expiration date of the option, the number of shares to which the option pertains, the number of stock appreciation rights, any conditions to the exercise of the option or stock appreciation right and such other terms and conditions as the Committee, in its discretion, shall determine. The award agreement will also specify whether the option is intended to be an incentive stock option or a non-qualified stock option. Generally, no consideration is paid by participants for the grant of a stock option and stock appreciation right award under the 1997 Plan.

OPTION PRICE. The per share exercise price of each option awarded under the 1997 Plan will be no less than 85% in the case of a non-qualified stock option or 100% in the case of an incentive stock option of the fair market value per share on the date the option is awarded. The fair market value of a share of Common Stock of the Company is the closing sales price of common stock as reported on the NASDAQ System or if the Common Stock is listed on a National Securities Exchange, the closing sales price as reported by such Exchange on any relevant date for valuation, of if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. Incentive stock options awarded to stockholders owning more than 10% of the Company's outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value of a share as determined above on the date of award.

EXERCISE OF OPTIONS. Options awarded under the 1997 Plan will be exercisable at such times and subject to such restrictions and conditions (including without limitation, restrictions based on the passage of time or the achievement of certain performance goals) as the Committee shall determine in its discretion. An option may be exercised by giving written notice of the exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The option price upon exercise of any option shall be paid to the Company in full in cash or its equivalent. The Committee, in its discretion, may also permit exercise by tendering previously acquired shares of the Company's Common Stock or by any other means which the Committee, in its discretion, determines to provide legal consideration for the shares and to be consistent with the purposes of the 1997 Plan.

EXERCISE OF STOCK APPRECIATION RIGHTS. The Committee may, at the time of the grant of an option, grant a stock appreciation right with respect to all or any portion of the shares of Common Stock covered by such option ("Tandem SAR"). The exercise price per share of Common Stock of a Tandem SAR shall be fixed in the award agreement and shall not be less than 100% of the fair market value of a share of Common Stock on the date of the grant of the option to which it relates. A Tandem SAR may be exercised at any time, the option to which it relates is then exercisable, but only to the extent the option to which it relates is exercisable and shall be subject to conditions applicable to such option. When a Tandem SAR is exercised, the option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an option is exercised, the Tandem SARs relating to the shares covered by such option exercise shall terminate.

STOCK OPTION AND STOCK APPRECIATION RIGHT TERM. The maximum term of stock options awarded under the 1997 Plan is 10 years, except in the case of a participant's death, where the Committee has the discretion to allow the participant's beneficiary up to an additional year to exercise a non-qualified option. An option generally may be exercised for up to one year following termination of employment. However, the Committee reserves the right to grant options with shorter maximum terms than are specified in this paragraph.

NONTRANSFERABILITY. An option awarded under the 1997 Plan is nontransferable by the participant other than by will, the laws of descent and distribution or, if permitted by the Committee, beneficiary designation, and is exercisable during the participant's lifetime only by the participant, or in the event of the participant's death, by the executor or administrator of the participant's estate or the participant's designated beneficiary.

RESTRICTED STOCK

AWARD AGREEMENT. The terms of the restricted stock awards under the 1997 Plan are determined by the Committee. Each award is evidenced by a written agreement between the Company and the person to whom the award is made. Each award will set forth the terms and conditions and restrictions as the Committee may determine. The restricted stock award shall be awarded for no additional consideration or such additional consideration as the Committee shall determine. The restricted stock awarded to a participant shall be subject to the following restrictions until the expiration of the restriction period: (i) one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and Regulations promulgated thereunder; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the restricted stock award that are subject to restrictions which are not satisfied at such time as the participant ceases to be employed by the Company shall be forfeited and all rights of the rights of such participant to such shares shall terminate without further obligation on the part of the Company; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

DELIVERY OF SHARES OF COMMON STOCK. At the end of the restriction period, a stock certificate evidencing the restricted stock (to the nearest full share) with respect to which the restriction period is expired with all restrictions thereon having been satisfied shall be delivered to the participant or his personal representative, free of all restrictions.

NONTRANSFERABILITY. A restricted stock award is nontransferable other than by will, the laws of descent and distribution or if permitted by the Committee, beneficiary designation, and a participants rights under an award are exercisable during the participant's life only by the participant, or in the event of a participant's death, by the executor or administrator of the participant's estate or the participant's designated beneficiary.

PERFORMANCE SHARES

AWARD AGREEMENT. The terms of performance share awards under the 1997 Plan are determined by the Committee. Each award is evidenced by a written agreement between the Company and the person to whom the award is made. Each award agreement will set forth certain performance goals established by the Committee and the period in which such goals are to be met. The number or value of performance shares that will be paid out to a participant at the end of the performance period will depend on the extent such goals have been met by the participant. The Committee reserves the right to adjust or wave the achievement of the performance goals it has set. No consideration will be paid by participants for performance share awards under the 1997 Plan.

PAYMENT OF PERFORMANCE SHARES. Payment of earned performance shares is made as soon as practicable after the expiration of the applicable performance period. The Committee, in its discretion, may pay earned performance shares in the form of shares, cash or a combination thereof. Payment of performance shares in cash results in the return of the shares to the 1997 Plan, and the shares subject to an award paid in cash will again be available for grant under the 1997 Plan. Unless otherwise established by the Committee in the applicable award agreement, upon a participant's termination of employment, for any reason, all remaining unearned performance shares shall be forfeited and return to the 1997 Plan and shall again be available for award under the 1997 Plan.

NONTRANSFERABILITY. A performance share award is nontransferable other than by will, the laws of descent and distribution or, if permitted by the Committee, beneficiary designation, and a participant's right under an award are exercisable during the participant's lifetime only by the participant, or in the event of a participant's death, by the executor or administrator of the participant's estate or the participant's designated beneficiary.

TERM

The term of the 1997 Plan shall remain in effect until terminated by the Board of Directors. However, without further stockholder approval, no incentive stock option may be awarded under the 1997 Plan after July 15, 2007.

CHANGES IN CORPORATE STRUCTURE

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number and class of shares which may be delivered under the 1997 Plan, and in the number and class of or price of shares subject to outstanding awards under the 1997 Plan, as the Committee, in its discretion, shall determine to be appropriate to prevent dilution or diminution of awards under the 1997 Plan.

TAX INFORMATION

Based on management's understanding of current federal income tax laws, the tax consequences of the grant and exercise of stock options and the award of restricted stock and performance shares are as follows:

Options awarded under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-qualified stock options.

If an option awarded under the 1997 Plan is an incentive stock option, the participant will recognize no income upon award of the incentive stock option and incur no tax liability due to the exercise. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option. Upon the sale or exchange of the shares at least two years after award of the option and one year after receipt of the shares by the participant any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the participant will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sales price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options which do not qualify as incentive stock options are referred to as non-qualified options. A participant should not recognize any taxable income at the time the participant is awarded a non-qualified option. However, upon its exercise, the participant will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The income recognized by a participant who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the participant. Upon resale of such shares by the participant, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

Generally, no income will be recognized by a participant in connection with an award of restricted stock which is subject to a substantial risk of forfeiture under Code Section 83. When the restricted stock is delivered without any restrictions, the participant will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received. Generally, the Company would be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The income recognized by a participant who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to participant. Upon resale of any such shares by participant, any difference between the sales price and the amount previously recognized as ordinary income as provided above will be treated as capital gain or loss.

Generally, no income will be recognized by a participant in connection with an award of performance shares. When the performance share award is paid, the participant will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The income recognized by a participant who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the participant. Upon resale of any such shares by the participant, any difference between the sales price and the amount previously recognized as ordinary income as provided above will be treated as capital gain or loss.

Section 162(m) of the Code contains rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers. Under
Section 162(m), the Company may deduct compensation paid to such an executive only to the extent that it does not exceed $1,000,000 during any fiscal year, or complies with certain conditions, including payment pursuant to a performance based plan approved by stockholders.

The 1997 Plan is designed to qualify under Section 162(m) by (i) placing numerical limits on the number of options and performance shares which may be granted to any individual, and (ii) specifying certain performance criteria which the Committee may make applicable to grants of performance shares and restricted stock. Specifically, the 1997 Plan provides that the Committee, in its discretion, may choose to make vesting of performance shares and restricted stock contingent upon the attainment of goals relating to the performance of the Company. Any such goals will be determined by the Committee at the time of grant and reflected in the written award agreement. As described in the preceding section, the Committee has broad discretion to set other performance goals, as well. By qualifying the 1997 Plan under Section 162(m), the Company is seeking to ensure that it will be able to receive a federal income tax deduction with respect to compensation paid under the 1997 Plan to the Company's executive officers.

The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the award and exercise of stock options and the award and payment of restricted stock and performance shares under the 1997 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

REGISTRATION OF SHARES

The Company intends to file a registration statement under the Securities Act of 1933 with respect to the shares of Common Stock to be granted or Common Stock underlying options pursuant to the 1997 Plan.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve the implementation of the 1997 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN. BROKER NON-VOTES AND PROXIES MARKED "ABSTAIN" WITH RESPECT TO THIS PROPOSAL WILL BE COUNTED TOWARDS A QUORUM. ABSTENTIONS WILL BE COUNTED AS A VOTE AGAINST THIS PROPOSAL AND BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER THIS PROPOSAL HAS BEEN APPROVED.


            ITEM 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's independent auditors. KPMG Peat Marwick LLP has served as the Company's independent auditors since October, 1991. While it is not required to do so, the Board of Directors is submitting the selection of that firm as the Company's independent auditors for the fiscal year ending September 30, 1997 to stockholders for ratification in order to ascertain the stockholders views. Such ratification of the selection of KPMG Peat Marwick LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote thereon and represented at the Meeting. The Board of Directors will reconsider its selection should the stockholder votes evidence disapproval.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP. BROKER NON-VOTES AND PROXY CARDS MARKED "ABSTAIN" WITH RESPECT TO THIS PROPOSAL WILL BE COUNTED TOWARDS A QUORUM. ABSTENTIONS WILL BE COUNTED AS A VOTE AGAINST THIS PROPOSAL AND BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER THIS PROPOSAL HAS BEEN APPROVED.

                              STOCKHOLDER PROPOSALS

To be considered for presentation at the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than October 31, 1997.

                                  OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect to any such matters in accordance with the judgment of the persons voting the proxies.

Financial statements for the Company and its consolidated subsidiaries are included in the Annual Report of the Company to stockholders for the fiscal year ended September 30, 1996 accompanying this Proxy Statement. A COPY OF THE
COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION. TO OBTAIN A COPY, PLEASE WRITE TO: LEONARD L. CARR, JR., DIRECTOR OF INVESTOR RELATIONS, 5847 SAN FELIPE, SUITE 900, HOUSTON, TEXAS 77057.

Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

                                  By order of the Board of Directors,

                                  James T. Rash
                                  Chairman

Houston, Texas
June 23, 1997

PROXY                   AMERICAN MEDICAL TECHNOLOGIES, INC.
                           5847 SAN FELIPE, SUITE 900
                              HOUSTON, TEXAS 77057

           THIS PROXY IS SOLICITE ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints James T. Rash, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of Common Stock of American Medical Technologies, Inc., held of record by the undersigned on June 10, 1997, at the Annual Meeting of Stockholders to be held on July 15, 1997, and at any postponements or adjournments thereof. The proposals referred to below are described in the Proxy Statement for the Annual Meeting of Stockholders dated June 23, 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
1. Election of Directors. Nominees: Jams T. Rash; James L. Britton, III; Jerrell G. Clay and Mark Levenick
    [ ] FOR                    [ ] WITHHELD
    FOR,  except withheld
    the following:________________________________________________________

2.  Approval  of  a  proposed   amendment  to  the  Company's   Certificate   of
    Incorporation to change the name of the Company from "American Medical Technologies, Inc." to "Tidel Technologies, Inc."
    [ ] FOR              [ ] AGAINST [ ]      ABSTAIN

3.  Approval of the Company's 1997 Long-Term Incentive Plan.
    [ ]  FOR                 [ ] AGAINST      [ ] ABSTAIN

4. Selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.
    [ ]  FOR                           [ ] AGAINST             [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. A PROXY TO BE EFFECTIVE MUST BE RECEIVED BY HARRIS TRUST AND SAVINGS BANK C/O HARRIS TRUST COMPANY OF NEW YORK, 77 WATER STREET, 4TH FLOOR, NEW YORK,NY 10005.

                                     Dated: __________________________________


                                            __________________________________
                                                   (Signature)


                                            __________________________________
                                                   (Signature)




                                                Please sign your name exactly as
                                             it appears hereon.  When shares are
                                             held by joint tenants,  both should
                                             sign.  When  signing  as  attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such. If a corporation,  pleas sign
                                             in full corporate name by President
                                             or other authorized  officer.  If a
                                             partnership,  please  sign  in full
                                             partnership   name  by   authorized
                                             person.